           Grey Advertising Inc. and Consolidated Subsidiary Companies
                                  Exhibit 21.01
                              Subsidiaries of Grey
                              (as of March 1, 1998)

        Name                                    Jurisdiction of Organization
        ----                                    ----------------------------

        Alonso y Asociados S.A.                           Mexico

        AS Grey Oy                                        Finland

        CR & Grey Advertising Pty. Ltd.                   Singapore

        CSS & Grey                                        Cyprus

        Cenajans Grey Reklamcilik A.S.                    Turkey

        Creative Collaboration Grey S.A.                  Switzerland

        Crescendo Productions Inc.                        New York

        Dorland & Grey S.A.                               Belgium

        Dorland & Grey S.A.                               France

        Esfera Grey, S.A.                                 Columbia

        Fischer-Grey, C.A.                                Venezuela

        FOVA Inc.                                         Delaware

        G2 Advertising Inc.                               California

        GCG Norge A/S                                     Norway

        GCG Scandinavia A/S                               Denmark

        GCI Group Inc.                                    New York

        GEM F&C Inc.                                      California

        Great Productions Inc.                            Delaware

        Great Spot Films Ltd.                             Delaware

        Grey Advertising (Hong Kong) Ltd.                 Hong Kong

        Grey Advertising (NSW) Pty. Ltd.                  Australia

        Grey Advertising (New Zealand) Ltd.               New Zealand

        Grey Advertising de Venezuela, C.A.               Venezuela

        Grey Advertising (Victoria) Pty. Ltd.             Australia

           Grey Advertising Inc. and Consolidated Subsidiary Companies
                                  Exhibit 21.01
                              Subsidiaries of Grey
                              (as of March 1, 1998)

        Name                                    Jurisdiction of Organization
        ----                                    ----------------------------

        Grey Advertising Inc.                             Maryland

        Grey Advertising Ltd.                             Canada

        Grey Argentina S.A.                               Argentina

        Grey Athens Advertising S.A.                      Greece

        Grey Australia Pty. Ltd.                          Australia

        Grey Austria GmbH                                 Austria

        Grey Chile S.A.                                   Chile

        Grey Communications Group A/S                     Denmark

        Grey Communications Group B.V.                    The Netherlands

        Grey Communications Group Ltd.                    United Kingdom

        Grey-Daiko Advertising, Inc.                      Japan

        Grey Denmark A/S                                  Denmark

        Grey Diciembre S.A.                               Uruguay

        Grey Direct Inc.                                  Delaware

        Grey Direct International GmbH                    Germany

        Grey Directory Marketing Inc.                     Delaware

        Grey Dusseldorf GmbH  Co. Kommanditgesellschaft   Germany

        Grey Entertainment Inc.                           New York

        Grey Espana S.A.                                  Spain

        Grey GmbH                                         Germany

        Grey Healthcare Group Inc.                        Delaware

        Grey Holding S.A.                                 Belgium

        Grey Holding GmbH                                 Germany

        Grey Holdings A.B.                                Sweden

           Grey Advertising Inc. and Consolidated Subsidiary Companies
                                  Exhibit 21.01
                              Subsidiaries of Grey
                              (as of March 1, 1998)

        Name                                    Jurisdiction of Organization
        ----                                    ----------------------------

        Grey Holdings Pty. Ltd.                           South Africa

        Grey IFC Inc.                                     Delaware

        Grey India Inc.                                   Delaware

        Grey Advertising (Malaysia) Sdn. Bhd.             Malaysia

        Grey Media Connections Inc.                       New York

        Grey Mexico, S.A. de C.V.                         Mexico

        Grey Peru S.A.                                    Peru

        Grey Strategic Marketing Inc.                     Delaware

        Grey Thailand Co. Ltd.                            Thailand

        Grey Ventures Inc.                                New York

        Greycom S.A.R.L.                                  France

        Group Trace, S.A.                                 Spain

        Hwa Wei & Grey Advertising Co. Ltd.               Taiwan

        Indigo Entertainment Inc.                         Delaware

        Local Marketing Corporation                       Ohio

        Mediacom Inc.                                     Delaware

        Milano e Grey S.p.A.                              Italy

        National Research Foundation for

           Business Statistics, Inc.                      New York

        Principal Communications Inc.                     Delaware

        Preferred Professionals Inc.                      New York

        Rigel Ltd.                                        Cayman Islands

        SEK & Grey Ltd.                                   Finland

           Grey Advertising Inc. and Consolidated Subsidiary Companies
                                  Exhibit 21.01
                              Subsidiaries of Grey
                              (as of March 1, 1998)

        Name                                    Jurisdiction of Organization
        ----                                    ----------------------------

        The Tape Center Inc.                              Delaware

        Triple Seven Concepts Inc.                        Delaware

        Visual Communications Group Inc.                  New York

        Walther, Gesess, Grey AG                          Switzerland

        West Indies & Grey Advertising Inc.               Puerto Rico

        Z&G Grey Comunicacao Ltda.                        Brazil